Exhibit 99.4

To: Global Dell Team

Dell confidential – For internal use only

Dell Enters Exciting New Chapter

As you read in Michael’s message, Dell today announced it has signed a definitive agreement under which Michael Dell, Founder, Chairman and Chief Executive Officer, and global technology investment firm Silver Lake, will acquire Dell and take it private.

Under the terms of the agreement, Dell stockholders will receive $13.65 in cash for each share of Dell common stock they hold, in a transaction valued at approximately $24.4 billion. Upon closing of this transaction, which is subject to shareholder approval and other customary closing conditions, Dell will be owned by Michael and Silver Lake, and shares of Dell will no longer be traded publicly.

Until the transaction closes, we remain a publicly-traded company and will continue to report quarterly financial results. Our FY14 business plan remains unchanged and we must continue to execute against it. Our focus remains on serving our customers, providing them a superior experience and the products and solutions to help them do and achieve more.

Our Progress

Our strategy to transform Dell into a leading, global end-to-end solutions provider has driven all of the key steps we’ve taken over the past four years.

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We have made great progress in executing this strategy and now have strong capabilities in services, enterprise solutions, end-user computing and software so we can deliver the end-to-end solutions that matter most to our customers.

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Since FY08, we have invested more than $13 billion in 20+ acquisitions primarily in enterprise solutions. In FY2013, we have acquired AppAssure, Clerity Solutions, Credant Technologies, Gale Technologies, Make Technologies, Quest Software, SonicWALL and Wyse Technology.

•	Today we have 13 R&D centers; more than 75% of our R&D spending going into enterprise solutions; and more than 7,000 solutions sales specialists.

•	In the third quarter, our Enterprise Solutions and Services business revenue was $4.8 billion, up 3%, led by 11% growth in our server and networking business.

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The Enterprise Solutions and Services businesses—which generated approximately $14 billion of revenue in FY08—are now achieving an annual run-rate approaching $20 billion, year-to-date are up 4% and have generated more than 50% of our non-GAAP gross margin over that time.

Dell has our industry’s most talented team members, led by an outstanding management team, a globally-recognized brand, solid cash flow and a strong balance sheet.

We fully believe that we can best serve our customers and complete our transformation into a leading global, end-to-end solutions provider, through this route with long-term-oriented investors who will collaborate with us on our strategy and are willing to invest patient capital. Michael and Silver Lake are both committed to see this journey through and have aligned their interests with that of the company under a new, private structure.

We expect that the proposed private structure will allow us to pursue our transformation and growth:

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Michael will be the majority owner and will remain CEO. Silver Lake brings deep expertise in the global technology sector developed through more than a decade of investing in technology and technology-enabled companies around the world. The firm was built around technology specialization—they know all the tech business models, understand the value chain and have an extremely strong global network of contacts.

•	Silver Lake will provide long-term support to help Dell innovate, invest for growth and accelerate the company’s transformation strategy. They will bring new ideas and passion to our business.

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New debt required for the transaction does not result in a restrictively leveraged capital structure. The cost of servicing the debt in the proposed structure over the next three years is projected to be approximately the same or slightly less than Dell’s dividend and share repurchase costs over the past three years.

•	The proposed transaction allows us to continue organic and inorganic investment to further pursue our transformation and growth.

Microsoft’s loan is a positive catalyst to the long-term success of the ecosystem and innovative partners such as Dell. The investment strengthens a nearly 30 year strategic relationship with Dell.

What This Means for You

We understand you may have many questions and recognize this potential transaction could create uncertainty, especially about how it might impact you personally. Please keep in mind the following:

•	We know you have a lot of questions—many which cannot be answered today – but we are committed to communicate openly with you throughout this transaction.

•	Our brand, purpose and values remain unchanged.

•	You still work for the same company with the same manager in the same building and serve the same customers.

•	The proposed transaction will enable us to pursue our long-term growth plan and transformation, and maintain our focus on helping customers achieve their goals.

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Many of our most important priorities and initiative will remain intact and in some cases accelerate, including: the new Dell business model, our Solution Group structure and our productivity and efficiency program targeting $2 billion in opportunity across the company.

•	Once the transaction closes, Mr. Dell will remain chairman and chief executive officer and the leadership team will remain the same.

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Dell will continue to be an employer of choice and a destination for the world’s best talent. We will continue to develop inspiring leaders, champion team members and promote a culture in which team members are encouraged to take risks, feel supported and valued.

•	Dell will continue to offer market competitive compensation, including base salary, bonus and long-term incentive plan.

•	Your base salary remains the same and we will be rolling-out our FY14 merit increases as planned.

•	Your benefits remain the same.

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The annual bonus plan will remain intact and participation levels will remain the same. Once the transaction closes, we will consider making some changes to align our targets to more directly with long-term cash flow growth. This will be reviewed after the potential transaction closes, which is expected to be in the second quarter of FY14. In the meantime, our FY14 plans will look very similar to FY13.

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At their discretion, our Board of Directors has determined that our FY13 bonus plan will pay out at 70 percent to all participants. This payout is in line with our expected financial and strategic performance for the year in a very challenging environment. This payout will occur as it normally does in late March.

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For participants in our Long Term Incentive (LTI) plans who have received Dell common equity shares in the past (in the form of RSUs, Stock Options or Performance Based Shares), we will be communicating with you directly about your current vested and unvested Dell equity and its treatment in this potential transaction.

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Given the transition to privately-held company, future LTI programs will most likely be replaced with cash-based programs. We will provide more details on LTI programs once the proposed transaction closes. We believe these programs will continue to be powerful tools for retention and motivation as we move forward. Our intent is for all of our team members to feel that the new program is equal to or better than the prior programs.

What Happens Next

The announcement today begins a process that is expected to conclude in the latter part of the second quarter of our fiscal year. Nothing changes until we work through the details of the transaction, obtain the approval of current stockholders and close the transaction.

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The Board of Directors of Dell, on the unanimous recommendation of a special committee comprised of four independent directors who negotiated the transaction with the assistance of independent financial and legal advisors, has approved the merger agreement and will recommend that stockholders of Dell approve the agreement. Michael recused himself from all Board discussion and the Board vote regarding this transaction.

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The Special Committee has negotiated as part of the merger agreement a 45-day “go-shop” period, during which the Special Committee—with the assistance of its independent financial and legal advisors—will actively solicit, receive, evaluate and potentially enter into negotiations with parties that offer alternative proposals. After the conclusion of that 45-day period, the Special Committee will be permitted to continue discussions and enter into or recommend a transaction with any person or group that submitted a qualifying proposal during the 45-day period.

•	There can be no assurance that this go-shop process will result in a superior offer.

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Following the go-shop process, closing of the transaction is subject to the affirmative vote in favor of the transaction by holders of a majority of the Company’s outstanding shares, excluding shares held by Michael and certain members of Dell’s management and Board of Directors. The approval will be sought at a special meeting of stockholders.

For now…

Finally, let us reiterate that as of now, this is a proposed transaction. Today, we remain a publicly-traded company and will continue to operate as such on behalf of our stockholders. It is important to remain focused on serving our customers, providing them a superior experience and the products and solutions to help them do and achieve more.

We expect this transaction will generate significant interest and commentary from media, investors and other stakeholders, and we ask that you keep these opinions in proper perspective. In turn, we will continue to communicate with you in an open, honest and transparent manner.

This is an exciting new chapter in Dell’s transformation. We are making great progress, and we have much more opportunity in front of us.

Brian & Steve

Forward-looking Statements

Any statements in this press release about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2012, which was filed with the SEC on March 13, 2012, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K filed with the SEC by the Company.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. This press release does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financial-reporting.aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 3, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on May 24, 2012.